UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K
_______________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 28, 2009

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MCG Capital Corporation
(Exact Name of Registrant as Specified in Charter)
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Delaware	0-33377	54-1889518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Wilson Boulevard, Suite 3000, Arlington, VA	22209
(Address of Principal Executive Offices)	(Zip Code)

(703) 247-7500
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report) _______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Amended Note Purchase Agreements
On October 28, 2009, MCG Capital Corporation, a Delaware corporation (the “Company”), announced that it had executed amendments with the holders of the Company’s privately-placed unsecured notes (the “Unsecured Notes”) issued under the terms and conditions of that certain (i) Note Purchase Agreement by and among the Company and the Purchasers of 6.73% Senior Notes (“Series 2005-A Notes”) listed therein, dated as of October 11, 2005 and as amended on February 26, 2009 (the “Initial Note Purchase Agreement”) and (ii) Note Purchase Agreement by and among the Company and the Purchasers of 6.71% Senior Notes (“Series 2007-A Notes”) listed therein, dated as of October 3, 2007 and as amended on February 26, 2009 (the “Subsequent Note Purchase Agreement,” and together with the Initial Note Purchase Agreement, the “Note Purchase Agreements”), to reflect the following:

•	a one-year maturity extension of the Series 2005-A Notes to October 11, 2011;

•	a 100 basis point increase in the interest rate for the Series 2005-A Notes from 8.98% per annum to 9.98% per annum;

•	a $5.0 million prepayment by the Company to reduce the principal outstanding on the Unsecured Notes applied on a pro-rata basis based on the principal amount outstanding under each series; and

•
an increase in the percentage of net cash proceeds of any monetization of unencumbered investment assets by the Company required to reduce amounts outstanding under the Unsecured Notes by 5% to 45% at such time as SunTrust Robinson Humphrey, Inc. has received an aggregate amount of $7.5 million from the required 7.5% sweep of net cash proceeds of the sale of the first $100.0 million of unencumbered assets under the Company’s Three Pillars Warehouse facility.

The 8.96% interest rate and October 2012 maturity on the Series 2007-A Notes remain unchanged.  The principal balance on the Series 2005-A Notes and Series 2007-A Notes is $34.3 million and $17.2 million, respectively, after giving effect to the $5.0 million payment described above.

The foregoing descriptions of the amendments to the Note Purchase Agreements are not complete and are qualified in their entirety by the full text of such amendments, which are filed as exhibits to this Current Report on Form 8-K as Exhibit 10.1 and 10.2, respectively, and are incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	Second Amendment Agreement among MCG Capital Corporation and the holders of 6.73% Senior Notes under the October 11, 2005 Note Purchase Agreement, dated as of October 28, 2009.
10.2	Second Amendment Agreement among MCG Capital Corporation and the holders of 6.71% Senior Notes under the October 3, 2007 Note Purchase Agreement, dated as of October 28, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCG CAPITAL CORPORATION

Date: October 29, 2009	By:	/s/ Stephen J. Bacica
Stephen J. Bacica
Executive Vice President and Chief Financial Officer